Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	May 31, 2001
Payment Date	Jun 15, 2001

Calculation of Interest Expense

Index (LIBOR)	4.122500%
Accrual end date, accrual beginning date and days in Interest Period	Jun 15, 2001 May 15, 2001 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	105,095,416	70,766,740	7,076,674	19,251,856
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	4.342500%	4.722500%	5.122500%
Interest/Yield Payable on the Principal Balance	392,991	287,780	31,216
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	392,991	287,780	31,216
Interest/Yield Paid	392,991	287,780	31,216

Summary

Beginning Security Balance	105,095,416	70,766,740	7,076,674	19,251,856
Beginning Adjusted Balance	105,095,416	70,766,740	7,076,674
Principal Paid	3,802,752	2,560,633	256,063	738,770
Ending Security Balance	101,292,664	68,206,107	6,820,611	18,555,209
Ending Adjusted Balance	101,292,664	68,206,107	6,820,611
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	101,334,787	68,206,107	6,820,611
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			5,905,480
Ending OC Amount as Holdback Amount				18,555,209
Ending OC Amount as Accelerated Prin Pmts				0.00

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.6155877	$2.1122286	$1.2262840
Principal Paid per $1000	$5.9566912	$18.7943794	$10.0593093